Exhibit 99.1

Leslie’s, Inc. Announces

Second Quarter Fiscal 2021 Financial Results;
Raises Full Year Outlook

•

Record second quarter sales of $192.4 million, an increase of 52.3% from prior year quarter; comparable sales growth of 51.3% on a reported basis and 35.5% on a shifted basis as a result of the 53rd week in Fiscal 2020

•

GAAP net loss of $(6.5) million compared to $(29.8) million in the prior year quarter; Adjusted net loss of $(2.8) million compared to $(28.8) million in the prior year quarter, an improvement of $26.0 million

•	Adjusted EBITDA of $9.5 million compared to $(8.1) million in the prior year quarter, an improvement of $17.6 million
•	Raises Fiscal 2021 sales outlook by $75 million, Adjusted EBITDA by $25 million, and Adjusted net income per share by $0.10

PHOENIX, May 5, 2021 – Leslie's, Inc. ("Leslie's" or the “Company”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the second quarter of Fiscal 2021.

Mike Egeck, Chief Executive Officer, commented on the results saying “We are very pleased with our second quarter performance which exceeded our expectations and produced record results for the quarter on both the top and bottom line. Broad-based industry tailwinds combined with our integrated and expanding physical and digital capabilities, as well as strong execution of our growth initiatives were the key drivers of this performance. In addition, the unique dynamics of severe weather in the south central U.S. and chlorine retail inflation were positive factors in the quarter.”

“As we look to the second half of our fiscal year, our growth initiatives are continuing to gain traction, our teams continue to execute at a high level and we are well prepared for what we believe will be a strong 2021 pool season. Our results to date combined with our expectations for the second half are driving another increase in our full year outlook,” added Mr. Egeck.

For the Thirteen Weeks Ended April 3, 2021 Highlights

•

Sales increased 52.3%, or $66.0 million, to $192.4 million from $126.4 million in the second quarter of 2020. Comparable sales on an unshifted basis increased 51.3% for the second quarter of 2021 compared to the second quarter of 2020. On a shifted basis, using a realigned period in 2020 for comparability given the 53rd week in Fiscal 2020, comparable sales increased 35.5%.

•

Gross profit increased 79.6% to $71.7 million from $39.9 million in the second quarter of 2020 and gross margin was 37.2% compared to 31.6% in the second quarter of 2020, an increase of 567 basis points.

•

SG&A increased to $70.4 million from $56.0 million in the second quarter of 2020, or an increase of $14.4 million, driven by the increase in overall sales and continued investments to support Company growth.

•	Operating income was $1.3 million compared to an operating loss of $(16.1) million in the second quarter of 2020.
•

Net loss improved to $(6.5) million compared to $(29.8) million in the second quarter of 2020. Adjusted net loss improved by $26.0 million to $(2.8) million from $(28.8) million in the second quarter of 2020.

•	Net loss per common share improved to $(0.03) compared to $(0.19) in the second quarter of 2020. Adjusted loss per common share improved by $0.17 to $(0.01) from $(0.18) in the second quarter of 2020.
•	Adjusted EBITDA improved by $17.6 million to $9.5 million from $(8.1) million in the second quarter of 2020.

For the Twenty-Six Weeks Ended April 3, 2021 Highlights

•

Sales increased 35.3%, or $88.0 million, to $337.4 million from $249.4 million for the same period of Fiscal 2020. Comparable sales on an unshifted basis increased 33.7% for Fiscal 2021 compared to the same period of Fiscal 2020. On a shifted basis, using a realigned period in 2020 for comparability given the 53rd week in Fiscal 2020, comparable sales increased 31.1%.

•

Gross profit increased 52.4% to $123.4 million from $81.0 million for the same period of Fiscal 2020 and gross margin was 36.6% compared to 32.5% in the same period of Fiscal 2020, an increase of 409 basis points.

•	SG&A increased to $147.9 million from $115.8 million for the same period of Fiscal 2020, or an increase of $32.1 million.
•	Operating loss was $(24.5) million compared to $(34.8) million for the same period of Fiscal 2020.
•

Net loss improved to $(36.7) million compared to $(56.0) million for the same period of Fiscal 2020. Adjusted net loss improved by $39.7 million to $(13.4) million from $(53.1) million for the same period of Fiscal 2020.

•

Net loss per common share improved to $(0.20) compared to $(0.36) in the same period of Fiscal 2020. Adjusted loss per common share improved by $0.27 to $(0.07) from $(0.34) for the same period of Fiscal 2020.

•	Adjusted EBITDA improved by $26.4 million to $9.3 million from $(17.1) million for the same period of Fiscal 2020.

Balance Sheet and Cash Flow Highlights

•

Cash and cash equivalents totaled $90.3 million and there were no borrowings under our revolver for Fiscal 2021 compared to cash and cash equivalents of $11.9 million and borrowings of $50.0 million under our revolver for the same period of Fiscal 2020.

•	Inventory totaled $277.9 million at the end of Fiscal 2021 compared to $244.7 million at end of the same period of Fiscal 2020.
•	Net cash used in operating activities totaled $111.5 million for Fiscal 2021 compared to $106.1 million for the same period of Fiscal 2020.
•	Capital expenditures totaled $9.5 million for Fiscal 2021 compared to $12.5 million for the same period of Fiscal 2020.

Fiscal 2021 Outlook

The Company raised guidance for the full year Fiscal 2021, a 52-week year. Fiscal 2020 included a 53rd week, which added approximately $18.0 million in sales, $1.5 million in net income, and $3.0 million in Adjusted EBITDA.

	Current Outlook	Prior Outlook
Sales	$1,250 to $1,270 million	$1,175 to $1,195 million
GAAP net income	$95 to $105 million	$82 to $92 million
Adjusted net income	$125 to $135 million	$106 to $116 million
Adjusted EBITDA	$225 to $235 million	$202 to $208 million
Adjusted net income per share	$0.65 to $0.70	$0.55 to $0.60
Diluted share count	193 million	193 million

Conference Call Details

A conference call to discuss its financial results for the second quarter of Fiscal 2021 is scheduled for today, May 5, 2021 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-327-6837 (international callers please dial 1-631-891-4304) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.lesliespool.com/ for 90 days.

About Leslie's

Founded in 1963, Leslie's is the largest direct-to-consumer brand in the U.S. pool and spa care industry, serving residential, professional, and commercial consumers. Leslie's markets its products through more than 940 physical locations and multiple digital platforms. The company employs more than 5,000 associates, pool and spa care experts, and certified technicians who are passionate about empowering consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses certain non-GAAP financial measures, including comparable sales growth and adjusted EBITDA, adjusted net income, and adjusted net income per share, to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. These non-GAAP financial measures should not be considered in isolation or as substitutes for the Company’s results as reported under GAAP. In addition, these non-GAAP financial measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted EBITDA is defined as earnings before interest (including amortization of debt costs), taxes, depreciation, amortization, loss (gain) on disposition of assets, management fees, equity-based compensation expense, mark-to-market on interest rate cap, and special items. Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income, cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income and Adjusted Net Income per Share

Adjusted net income and adjusted net income per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income and adjusted net income per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income is defined as net income adjusted to exclude loss (gain) on disposition of assets, management fees, equity-based compensation expense, mark-to-market on interest rate cap, and special items. Adjusted net income per share is defined as adjusted net income divided by the weighted average number of common shares outstanding.

Forward Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Our actual results could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

•	our ability to execute on our growth strategies;
•	our ability to maintain favorable relationships with suppliers and manufacturers;
•	competition from mass merchants and specialty retailers;

•	impacts on our business from the sensitivity of our business to weather conditions, changes in the economy, and the housing market;
•	our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
•	regulatory changes and development affecting our current and future products;
•	our ability to obtain additional capital to finance operations;
•	commodity price inflation and deflation;
•	impacts on our business from the COVID-19 pandemic; and
•

other risks and uncertainties, including those listed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020, Quarterly Report on Form 10-Q for the quarter ended January 2, 2021, and subsequent filings with the U.S. Securities and Exchange Commission.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described above. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject based on information available to us as of the date of this press release. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Media

Megan Gaffney

SHIFT Communications

media@lesl.com

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Sales	$192,441	$126,377	$337,447	$249,355
Cost of merchandise and services sold	120,758	86,464	214,049	168,364
Gross profit	71,683	39,913	123,398	80,991
Selling, general and administrative expenses	70,374	56,048	147,863	115,769
Operating income (loss)	1,309	(16,135)	(24,465)	(34,778)
Other expense:
Interest expense	8,126	22,709	19,642	45,126
Loss on debt extinguishment	1,888	—	9,169	—
Other expense, net	1,057	187	1,057	324
Total other expense	11,071	22,896	29,868	45,450
Loss before taxes	(9,762)	(39,031)	(54,333)	(80,228)
Income tax benefit	(3,310)	(9,205)	(17,624)	(24,215)
Net loss	$(6,452)	$(29,826)	$(36,709)	$(56,013)
Net loss per share
Basic and diluted	$(0.03)	$(0.19)	$(0.20)	$(0.36)
Weighted average shares outstanding
Basic and diluted	186,810	156,500	181,900	156,500

Other Financial Data (1)

	Three Months Ended		Six Months Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Adjusted EBITDA	$9,528	$(8,081)	$9,285	$(17,085)
Adjusted net loss	$(2,781)	$(28,756)	$(13,400)	$(53,070)
Adjusted net loss per share	$(0.01)	$(0.18)	$(0.07)	$(0.34)

(1)	See section titled “GAAP to Non-GAAP Reconciliation”.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share and per share amounts)

	April 3, 2021	October 3, 2020	March 28, 2020
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$90,328	$157,072	$11,934
Accounts and other receivables, net	41,733	31,481	30,924
Inventories	277,860	148,966	244,662
Prepaid expenses and other current assets	58,331	34,614	41,609
Total current assets	468,252	372,133	329,129
Property and equipment, net	63,632	66,391	72,169
Operating lease right-of-use assets	181,581	177,655	200,746
Goodwill and other intangibles, net	127,851	121,186	122,213
Deferred tax assets	15,293	6,583	—
Other assets	2,302	2,490	1,270
Total assets	$858,911	$746,438	$725,527
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$181,524	$92,372	$143,197
Accrued expenses	82,338	101,167	67,091
Operating lease liabilities	55,395	54,459	59,721
Income taxes payable	—	1,857	—
Current portion of long-term debt	8,100	8,341	8,341
Total current liabilities	327,357	258,196	278,350
Deferred tax liabilities	—	—	4,273
Operating lease liabilities, noncurrent	130,496	130,234	151,059
Long-term debt, net	789,339	1,179,550	1,234,003
Other long-term liabilities	2,729	5,457	5
Total liabilities	1,249,921	1,573,437	1,667,690
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 186,884,621 issued and outstanding as of April 3, 2021 and 156,500,000 shares authorized, issued and outstanding as of October 3, 2020 and March 28, 2020, respectively.	187	157	157
Additional paid in capital (deficit)	194,605	(278,063)	(278,653)
Retained deficit	(585,802)	(549,093)	(663,667)
Total stockholders’ deficit	(391,010)	(826,999)	(942,163)
Total liabilities and stockholders’ deficit	$858,911	$746,438	$725,527

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Six Months Ended
	April 3, 2021	March 28, 2020
Operating Activities
Net loss	$(36,709)	$(56,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,858	14,088
Equity-based compensation	14,111	1,195
Amortization of deferred financing costs and debt discounts	1,134	1,685
Provision for doubtful accounts	64	149
Deferred income taxes	(8,711)	3,033
(Gain) loss on disposition of assets	(1,753)	470
Loss on debt extinguishment	9,169	—
Changes in operating assets and liabilities:
Accounts and other receivables	(10,316)	(11,046)
Inventories	(127,814)	(93,933)
Prepaid expenses and other current assets	(23,473)	(20,063)
Other assets	228	150
Accounts payable and accrued expenses	64,332	50,829
Income taxes payable	(1,857)	(6,713)
Operating lease assets and liabilities, net	(2,728)	10,034
Net cash used in operating activities	(111,465)	(106,135)
Investing Activities
Purchases of property and equipment	(9,490)	(12,478)
Acquisitions, net of cash acquired	(6,040)	(6,188)
Proceeds from disposition of fixed assets	2,404	6
Net cash used in investing activities	(13,126)	(18,660)
Financing Activities
Borrowings on revolving commitment	—	181,750
Payments on revolving commitment	—	(131,750)
Repayment of long term debt	(392,085)	(4,170)
Issuance of long term debt	907	—
Payment of deferred financing costs	(9,562)	—
Proceeds from issuance of common stock upon initial public offering, net	458,587	—
Net cash provided by financing activities	57,847	45,830
Net decrease in cash and cash equivalents	(66,744)	(78,965)
Cash and cash equivalents, beginning of period	157,072	90,899
Cash and cash equivalents, end of period	$90,328	$11,934
Supplemental Disclosure of Cash Payments for:
Interest	$27,081	$44,762
Income taxes	3,078	2,882

GAAP to Non-GAAP Reconciliation

(amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Net loss	$(6,452)	$(29,826)	$(36,70)	$(56,013)
Interest expense	8,126	22,709	19,642	45,126
Income tax benefit	(3,310)	(9,205)	(17,624)	(24,215)
Depreciation and amortization expenses(a)	6,263	6,812	12,858	14,088
Loss (gain) on disposition of fixed assets(b)	5	27	(1,753)	470
Management fee(c)	—	617	382	1,940
Equity-based compensation expense(d)	1,951	598	14,111	1,195
Mark-to-market on interest rate cap(e)	—	—	—	22
Loss on debt extinguishment(f)	1,888	—	9,169	—
Costs related to equity offerings(g)	1,057	—	9,209	—
Other(h)	—	187	—	302
Adjusted EBITDA	$9,528	$(8,081)	$9,285	$(17,085)

	Three Months Ended		Six Months Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Net loss	$(6,452)	$(29,826)	$(36,709)	$(56,013)
Loss (gain) on disposition of fixed assets(b)	5	27	(1,753)	470
Management fee(c)	—	617	382	1,940
Equity-based compensation expense(d)	1,951	598	14,111	1,195
Mark-to-market on interest rate cap(e)	—	—	—	22
Loss on debt extinguishment(f)	1,888	—	9,169	—
Costs related to equity offerings(g)	1,057	—	9,209	—
Other(h)	—	187	—	302
Tax effects of these adjustments(i)	(1,230)	(359)	(7,809)	(986)
Adjusted net loss	$(2,781)	$(28,756)	$(13,400)	$(53,070)

	Three Months Ended		Six Months Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Adjusted net loss per share	$(0.01)	$(0.18)	$(0.07)	$(0.34)
Weighted average shares outstanding
Basic and diluted	186,810	156,500	181,900	156,500

(a)

Includes depreciation related to our distribution centers and stores, which is included within the cost of merchandise and services sold line item in our condensed consolidated statements of operations.

(b)	Consists of loss (gain) loss on disposition of assets associated with store closures or the sale of property and equipment.
(c)

Represents amounts paid or accrued in connection with our management services agreement. The management services agreement terminated upon the completion of our initial public offering during the six months ended April 3, 2021.

(d)	Represents non-cash charges related to equity-based compensation.
(e)	Includes non-cash charges related to the change in fair value of our interest rate cap agreements, which expired in March 2021.
(f)

Represents non-cash expense due to the write-off of deferred financing costs related to our Term Loan modification during the three months ended April 3, 2021 and the repayment of our Senior Unsecured Notes during the six months ended April 3, 2021.

(g)	Includes one-time payments of contractual amounts incurred in connection with our IPO that was completed in November 2020 and costs incurred for a follow-on equity offering in February 2021.
(h)

Other non-recurring, non-cash or discrete items as determined by management, such as transaction related costs, personnel-related costs, legal expenses, strategic project costs, and miscellaneous costs.

(i)	Represents the tax effect of the total adjustments based on our actual statutory tax rate for Fiscal 2020 and our estimated statutory tax rate for Fiscal 2021.